Exhibit 99.1

BALLY TECHNOLOGIES, INC.

“Message from the CEO”

Friday, August 1, 2014, 12:30 PM Eastern

Richard M. Haddrill, CEO

OPERATOR:                                                                        Good day and welcome to the Message from the CEO conference call.  All participants will be in listen-only mode.  Should you need assistance, please signal a conference specialist by pressing the star key followed by zero.

I would now like to turn the conference over to Richard Haddrill.  Please go ahead sir.

RICHARD HADDRILL:          Hello and thank you for joining me on such short notice.  As you may know by now, today we announced that Bally Technologies and Scientific Games have entered into a definitive agreement to combine our two companies.  The boards of directors of both of our companies have approved this agreement which will pay $83.30 per common share to Bally shareholders.  This represents an all-time high for our share price.  Once we have received all regulatory approvals, we expect this deal to close in early calendar 2015.

Now, I’m sure that this comes as a surprise to many of you, as in some ways it is to me; and you may be asking, “Well why now when we have just completed the integration of Bally and SHFL and the company is so well positioned for growth?”  Well the short answer is that opportunities like this just don’t present themselves very often and rest assured that this is a great opportunity for Bally, for our share owners and for the long-term future of our business.  There is a great deal of change in our industry now and this merger is designed to capitalize on that change for all of us.

I’m not going to repeat what you most likely have already read in the new release and in my letter to you, but in short, Scientific Games is a true game changer in both the gaming and lottery industries.  They have a four-decade history of advancing game products, lottery technology and services to deliver results to their customers worldwide.  Most important, they share our focus on innovation and customer partnership.  Together, we will lead the industry in innovation and in customer centricity driven by a shared passion for giving our customers a true return on their investment.

I’m sure many of you have questions right now and, unfortunately, I can’t take any questions today, but I did take some time to consider what you must be thinking; so let me attempt to answer some of what I expect are your concerns right now.  First, you are probably thinking well what does this mean for me, for my job, for my future?  Having just been through an integration of two companies, you know that combining companies can be tough and it can take time.  How our two companies will actually come together will become clearer over the next ten months, but in the meantime, please focus on this: Bally has many unique strengths that will be further leveraged in this larger company and Scientific Games is involved in many different areas of gaming than Bally is in, which means more opportunity for learning, for growth, and for advancement in an even more global and diverse company.  We will be getting to you some written communication on compensation within the next couple weeks.

Now second, you may be wondering, “Well what does this mean for Bally from now until the combination closes?”  Although it’s normal to be concerned when faced with any kind of change, over the coming months, please focus on what you do best, taking care of your internal and external customers.  Please don’t let this distract you from our focus on customer partnership, from developing innovative technology and from helping our customers achieve positive results.  We will do our best to ensure that you are not distracted by this and we will communicate developments often and as directly as we possibly can.

Third, I’m sure many of you are saying, “Well what about our fiscal year 2015?  What does this mean?”  We are just entering the second month of our new fiscal year and it is more critical than ever to keep your eye on the ball.  We are doing very well as a company, which is why we were such an attractive merger partner to Scientific Games.  Now is not the time to get complacent.  As I said earlier, if you keep your focus on innovation and customer centricity, fiscal 2015 will be yet another record year.  We will be communicating departmental goals for 2015 within the next three weeks.

I’ve only touched on a few of what I’m sure are many, many questions you have.  Over the next few weeks and months, I and the entire senior management team will work hard to communicate often with you as data becomes available and to talk to as many of you personally as we can.

In closing I believe that this merger is a unique opportunity to join two outstanding companies to knock out the competition, to help our customers to succeed and to truly shape the future of our industry.

I know that change is never easy, but in our fast-paced world, change is inevitable and change is happening faster than ever.  Please keep your focus and enthusiasm high as we get ready for another successful G2E and prepare to join forces with one of the leaders and powerhouses in the global gaming industry.

Finally, I want to thank each of you for all you do every day to make Bally a better place to work and a better partner to our customers.  I am very proud of our company.  Together, we will take Bally to a whole new level of greatness.

Thanks for your time today and please look forward to further communication in the weeks ahead.  Good-bye.

Forward Looking Statements

This communication may contain forward-looking statements. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Although we believe the expectations reflected in any forward-looking statements are reasonable, they involve known and unknown risks and uncertainties, are not guarantees of future performance, and actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements and any or all of our forward-looking statements may prove to be incorrect.  Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors:  (1) the risk that the conditions to the closing of the merger are not satisfied (including a failure of the shareholders of the Company to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the merger; (3) uncertainties as to the timing of the consummation of the merger and the ability of each of the Company and Scientific Games to consummate the merger; (4) risks that the proposed transaction disrupts the current plans and operations of the Company; (5) the ability of the Company to retain and hire key personnel; (6) competitive responses to the proposed merger; (7) unexpected costs, charges or expenses resulting from the merger; (8) the failure by Scientific Games to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K for the year ended June 30, 2013, as supplemented by the risks described Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, and our more recent reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company and Scientific Games. The proposed transaction will be submitted to the shareholders of the Company for their consideration. In connection with the proposed transaction, the Company will prepare a proxy statement to be filed with the SEC. The Company and Scientific Games also plan to file with the SEC other documents regarding the proposed transaction. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the Company. The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to the Company’s Investor Relations website page at http://investor.ballytech.com or by contacting Investor Relations by mail to Bally Technologies, Inc., Attn: Investor Relations, 6650 S. El Camino Road, Las Vegas, Nevada 89118.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the meeting of shareholders that will be held to consider the proposed Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2013 Annual Meeting of Shareholders, which was filed with the SEC on October 28, 2013. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when it becomes available.  You may obtain free copies of this document as described in the preceding paragraph.